EXHIBIT 10(F)

                 SECOND AMENDMENT TO THE SECOND RESTATEMENT OF
                 THE SCOTTS COMPANY PROFIT SHARING AND SAVINGS
                 PLAN DATED DECEMBER 5, 1995 AND EFFECTIVE AS

                             OF DECEMBER 31, 1995

                            SECOND AMENDMENT TO THE
                             SECOND RESTATEMENT OF

              THE SCOTTS COMPANY PROFIT SHARING AND SAVINGS PLAN

     WHEREAS, The Scotts Company ("Scotts") merged with Stern's Miracle-Gro Products, Inc. in 1995; and

     WHEREAS, Stern's Miracle-Gro Products, Inc. subsequently changed its name to Scotts' Miracle-Gro Products, Inc. ("Miracle-Gro"); and

     WHEREAS, Scotts sponsors The Scotts Company Profit Sharing and Savings Plan (the "Scotts 401(k) Plan"); and

     WHEREAS, Miracle-Gro sponsors the Stern's Miracle-Gro Products, Inc. Employees 401(k) Plan (the "Miracle-Gro 401(k) Plan"); and

     WHEREAS, the Miracle-Gro 401(k) Plan is being merged into the Scotts 401(k) Plan as of December 31, 1995; and

     WHEREAS, Scotts wants to amend the Scotts 401(k) Plan to reflect the merger;

     NOW, THEREFORE, effective as of December 31, 1995, the Scotts 401(k) Plan shall be amended as follows:

1. The definition of "Employee" in Section 1 of the Plan shall be amended to provide as follows:

      "EMPLOYEE" means any person employed by the Employer or an Affiliate who is: (a) working with the Scotts product line; (b) in corporate management and administration; or (c) effective December 31, 1995, working with the Miracle-Gro product line. Notwithstanding, persons (i) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment; (ii) who are nonresident aliens described in Section 410(b)(3)(C) of the Code; or (iii) who are Leased Employees, shall be excluded.

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2.    A new Section 6.11 shall be added to the Plan as follows:

     6.11 MERGER OF STERN'S MIRACLE-GRO PRODUCTS, INC. EMPLOYEES 401(K) SAVINGS PLAN

   A person whose account balance under the Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings Plan (the "Miracle-Gro 401(k) Plan") is transferred to this Plan shall have additional distribution options with respect to the portion of his or her Account attributable to participation in the Miracle-Gro 401(k) Plan, as described in Appendix A.

3.    The last sentence shall be deleted from Section 10.6 of the Plan.

4.    Appendix A shall be added to the Plan as follows:

                                  APPENDIX A

      MERGER

      Effective as of December 31, 1995, the Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings Plan (the "Miracle-Gro 401(k) Plan") is

      merged into this Plan. On and after such date:

     (a) Assets and liabilities of the Miracle-Gro 401(k) Plan shall be transferred to this Plan.

     (b) Each person with an account balance under the Miracle-Gro 401(k) Plan shall have an Account under this Plan.

     (c) Each participant in the Miracle-Gro 401(k) Plan who is employed on December 31, 1995 shall become a Participant in this Plan on
          December 31, 1995. Such persons are referred to herein as "Miracle-Gro Transferees."

      Notwithstanding, assets may continue to be invested under the terms of the Miracle-Gro 401(k) Plan until it is administratively practicable to transfer assets to the Investment Funds.

      ELIGIBILITY AND VESTING

      All years of service under the Miracle-Gro 401(k) Plan shall count as Years of Eligibility Service under this Plan. The Account balance of a Miracle-Gro Transferee shall be fully vested and nonforfeitable. However, the vesting of a participant in the Miracle-Gro 401(k) Plan who terminated employment before December 31, 1995 shall be governed by the terms of the Miracle-Gro 401(k) Plan as in effect when he or she terminated employment.

      ADDITIONAL FORMS OF DISTRIBUTION

      Notwithstanding anything in the Plan to the contrary, a Participant may elect to have the portion of his or her Account which is attributable to participation in the Miracle-Gro 401(k) Plan distributed in any of the following forms:

     (a) a lump sum, which shall be the normal form of benefit as provided above;

     (b) periodic installments over a period of time to be elected by the Participant;

     (c)  an annuity for the life of the Participant;

     (d) an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Beneficiary which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and his Beneficiary;

     (e) any other annuity form of payment provided by an insurance company through the purchase of an annuity contract.

      SPOUSE'S RIGHTS IF ANNUITY ELECTED

     (a) In the event that a married Participant elects any optional method of payment which provides an annuity, the benefit of such married Participant shall be paid in the form of a Qualified Joint and Survivor Annuity, unless, within the 90-day period ending on the Annuity Starting Date, the spouse of the Participant consents, pursuant to a Qualified Election, to another method of payment.

     (b) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (a) the Participant's spouse consents in writing to the election; (b) the spouse's consent acknowledges the effect of the election; and (c) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without consent of the spouse (or the spouse expressly permits designations by the Participant without any further consent of the spouse). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Appendix.

     (c) "Qualified Joint and Survivor Annuity" means an immediate annuity, purchased with the Participant's Account balance, for the life of the Participant with a survivor annuity for the life of the spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

      MAXIMUM PAYMENT PERIOD

      If a Participant's Account is to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

     (a)  the life of the Participant;

     (b)  the life of the Participant and a designated Beneficiary;

     (c)  a period  certain not  extending  beyond the life  expectancy of the

          Participant; or

     (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

      DEFERRED DISTRIBUTION

      A Participant may elect to defer payment of the portion of his or her Account attributable to participation in the Miracle-Gro 401(k) Plan. However, the entire interest of the Participant must be distributed, or begin to be distributed, no later that the Participant's required beginning date. The required beginning date of a retired or active Participant is the first day of April following the calendar year in which such individual attains age 70-1/2, except as otherwise elected in accordance with Appendix A of the Miracle-Gro 401(k) Plan (applicable to pre-TEFRA Section 242 elections). The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Participant's required beginning date occurs, must be made on or before the December 31 of that distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. All distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 5th day of December, 1995.

                                     THE SCOTTS COMPANY

                                     By:  /S/ ROBERT A. STERN
                                          Robert A. Stern, Vice President -
                                          Human Resources

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